Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Revenue	$192,129	$162,727	$636,399	$580,449
Cost of operations	69,475	60,676	247,311	224,094
Sales and marketing	40,129	36,978	138,025	136,160
General and administrative	24,183	24,756	91,580	94,119
Depreciation and amortization	7,418	7,774	30,521	29,811
Interest income	15	18	51	69
Interest expense	5,099	6,171	23,123	24,686
Loss on convertible notes	—	—	2,058	—
Gain on investments	—	—	139	—
Other expense	—	—	4,100	—

Income from continuing operations before income tax provision	45,840	26,390	99,871	71,648
Income tax provision	18,379	11,236	35,847	30,707

Income from continuing operations	27,461	15,154	64,024	40,941
Income from discontinued operations, net of tax	—	1,122	—	1,122

Net income	$27,461	$16,276	$64,024	$42,063

Basic income per common share:
Income from continuing operations	$0.75	$0.42	$1.75	$1.08
Income from discontinued operations	—	0.03	—	0.03

Net income	$0.75	$0.45	$1.75	$1.11

Diluted income per common share:
Income from continuing operations	$0.60	$0.36	$1.48	$0.97
Income from discontinued operations	—	0.02	—	0.03

Net income	$0.60	$0.38	$1.48	$1.00

Weighted-average shares outstanding used in computing income per common share:
Basic	36,583	36,427	36,600	37,869

Diluted	51,338	53,082	52,653	45,614

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Revenue
Advertising and sponsorship
Biopharma and medical device	$119,528	$93,742	$371,220	$329,329
OTC, CPG and other	38,758	33,294	127,805	124,636

	158,286	127,036	499,025	453,965
Private portal services	27,218	28,570	110,441	103,182
Information services	6,625	7,121	26,933	23,302

	$192,129	$162,727	$636,399	$580,449

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$67,354	$48,138	$193,226	$158,622

Interest, taxes, non-cash and other items (b)
Interest income	15	18	51	69
Interest expense	(5,099)	(6,171)	(23,123)	(24,686)
Income tax provision	(18,379)	(11,236)	(35,847)	(30,707)
Depreciation and amortization	(7,418)	(7,774)	(30,521)	(29,811)
Non-cash stock-based compensation	(9,012)	(7,821)	(33,743)	(32,546)
Loss on convertible notes	—	—	(2,058)	—
Gain on investments	—	—	139	—
Other expense	—	—	(4,100)	—

Income from continuing operations	27,461	15,154	64,024	40,941
Income from discontinued operations, net of tax	—	1,122	—	1,122

Net income	$27,461	$16,276	$64,024	$42,063

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2015	2014

Assets
Cash and cash equivalents	$641,165	$706,776
Accounts receivable, net	174,313	136,806
Prepaid expenses and other current assets	18,998	13,877
Deferred tax assets	16,126	18,147

Total current assets	850,602	875,606

Property and equipment, net	81,027	59,573
Goodwill	202,980	202,980
Intangible assets, net	10,894	14,215
Deferred tax assets	—	18,947
Other assets	20,464	26,236

Total Assets	$1,165,967	$1,197,557

Liabilities and Stockholders’ Equity
Accrued expenses	$80,664	$72,658
Deferred revenue	102,715	89,785
2.25% convertible notes due 2016	102,682	—

Total current liabilities	286,061	162,443

2.25% convertible notes due 2016	—	252,232
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	300,000
Other long-term liabilities	23,678	21,293

Stockholders’ equity	156,228	61,589

Total Liabilities and Stockholders’ Equity	$1,165,967	$1,197,557

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$64,024	$42,063
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(1,122)
Depreciation and amortization	30,521	29,811
Non-cash interest, net	4,172	4,511
Non-cash stock-based compensation	33,743	32,546
Deferred income taxes	(7,713)	14,717
Loss on convertible notes	2,058	—
Gain on investments	(139)	—
Changes in operating assets and liabilities:
Accounts receivable	(37,507)	(12,574)
Prepaid expenses and other, net	(4,132)	(673)
Accrued expenses and other long-term liabilities	9,606	(380)
Deferred revenue	12,930	4,637

Net cash provided by continuing operations	107,563	113,536
Net cash used in discontinued operations	—	(384)

Net cash provided by operating activities	107,563	113,152

Cash flows from investing activities:
Cash paid in business combination	—	(3,182)
Proceeds from sale of investments	139	—
Purchases of property and equipment	(48,372)	(23,194)

Net cash used in investing activities	(48,233)	(26,376)

Cash flows from financing activities:
Proceeds from exercise of stock options	21,939	40,602
Cash used for withholding taxes due on stock-based awards	(6,438)	(33,385)
Repurchase of convertible notes	(151,038)	—
Repurchase of shares through tender offers	—	(97,588)
Purchases of treasury stock	(28,406)	(128,748)
Excess tax benefit on stock-based awards	39,002	14,239

Net cash used in financing activities	(124,941)	(204,880)

Net decrease in cash and cash equivalents	(65,611)	(118,104)
Cash and cash equivalents at beginning of period	706,776	824,880

Cash and cash equivalents at end of period	$641,165	$706,776

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Numerator:
Income from continuing operations – Basic	$27,461	$15,154	$64,024	$40,941
Interest expense on 1.50% convertible notes, net of tax	864	864	3,456	3,456
Interest expense on 2.50% convertible notes, net of tax	1,797	1,797	7,189	—
Interest expense on 2.25% convertible notes, net of tax	449	1,103	3,460	—

Income from continuing operations – Diluted	$30,571	$18,918	$78,129	$44,397

Income from discontinued operations, net of tax – Basic and Diluted	$—	$1,122	$—	$1,122

Denominator:
Weighted-average shares – Basic	36,583	36,427	36,600	37,869
Stock options and restricted stock	1,427	1,245	1,412	2,060
1.50% convertible notes	5,694	5,694	5,694	5,685
2.50% convertible notes	6,205	6,205	6,205	—
2.25% convertible notes	1,429	3,511	2,742	—

Adjusted weighted-average shares after assumed conversions – Diluted	51,338	53,082	52,653	45,614

Basic income per common share:
Income from continuing operations	$0.75	$0.42	$1.75	$1.08
Income from discontinued operations	—	0.03	—	0.03

Net income	$0.75	$0.45	$1.75	$1.11

Diluted income per common share:
Income from continuing operations	$0.60	$0.36	$1.48	$0.97
Income from discontinued operations	—	0.02	—	0.03

Net income	$0.60	$0.38	$1.48	$1.00